                               SECOND AMENDMENT TO
                          AGREEMENT AND PLAN OF MERGER

         THIS SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER ("Amendment") is entered into and is effective as of July 3, 1996, by and among LASERSIGHT INCORPORATED, a Delaware corporation ("Parent"), LSI ACQUISITION, INC., a New Jersey corporation ("Newco"), EYE DIAGNOSTICS & SURGERY, P.A., a New Jersey corporation, d/b/a Northern NJ Eye Institute (the "Company"), JOHN W. NORRIS, M.D. ("Norris"), and BERNARD SPIER, M.D. ("Spier" and collectively with Norris, the "Stockholders").

                                 R E C I T A L S

         WHEREAS, Parent, Newco, the Company and the Stockholders entered into an Agreement and Plan of Merger dated as of April 18, 1996 (the "Agreement");

         WHEREAS, Parent, Newco, the Company and the Stockholders desire to amend certain provisions of the Agreement as provided for herein.

         NOW, THEREFORE, the parties agree as follows:

         1. Section 5.15 of the Agreement shall be deleted and the following shall be inserted in its place:

                  SECTION 5.15 Accounts Receivable. The Surviving Corporation will own all accounts receivable related to the Company's operations, whether or not reflected on the Company's books and records, as of the Closing Date ("Accounts Receivable"). The Surviving Corporation agrees that if the collections associated with the Accounts Receivable exceed $400,000.00, then such excess, not to exceed $40,000.00, shall be divided equally and paid to each of the Stockholders, provided that if the collections associated with the Accounts Receivable exceed $440,000.00, then such excess shall be retained by the Surviving Corporation, further provided that the amount paid to Norris shall be used to repay the line of credit described in Section 6.2(k)(iv). The Surviving Corporation agrees to use diligent efforts in collecting the Accounts Receivable, provided that the Surviving Corporation's obligation under this Section 5.15 will cease as of the date 120 days after the Effective Time.

         2. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same amendment.


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         IN WITNESS WHEREOF, the parties hereto have signed this Amendment as of the date first written above.

                                       LASERSIGHT INCORPORATED

                                             /s/Michael R. Farris
                                       By:-----------------------------
                                             Chief Executive Officer


                                       LSI ACQUISITION, INC.

                                             /s/Michael R. Farris
                                       By:-----------------------------
                                             Michael R. Farris
                                       Name:---------------------------
                                             President
                                       Title:--------------------------


                                       EYE DIAGNOSTICS & SURGERY, P.A.

                                             /s/John W. Norris
                                       By:-----------------------------
                                             John W. Norris
                                       Name:---------------------------
                                             President
                                       Title:--------------------------


                                       STOCKHOLDERS
                                        /s/John W. Norris
                                       --------------------------------
                                       John W. Norris, M.D.

                                        /s/Bernard Spier
                                       --------------------------------
                                       Bernard Spier, M.D.